SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

44-0201230
(I.R.S. Employer
Identification No.)

1010 Grand Blvd., Kansas City, Missouri                    64106
(Address of principal executive offices)                     (Zip Code)

LSB Industries, Inc.
(Exact name of obligor as specified in its charter)

Oklahoma                                             73-1015226
(State or other jurisdiction                     (I.R.S. employer
of incorporation or organization)                  identification No.)

16 south Pennsylvania Avenue
Oklahoma City, Oklahoma                              73107
(Address of principal executive offices)         (Zip Code)

LSB Industries, Inc. 7% Convertible Senior Subordinated Debentures Due 2011,
Dated March 3, 2006
(Title of the indenture securities)

Item 1.             General Information

        (a)             Name and address of each examining or supervising authority to which the
                          Trustee is subject is as follows:

The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

        (b)            The Trustee is authorized to exercise corporate trust powers.

 Item 2.             Affiliations with obligor.
                         The Obligor is not affiliated with the Trustee.

Item 3.             Voting securities of the Trustee.
                          ;NOT APPLICABLE.

Item 4.             Trusteeships under other indentures.
                          NOT APPLICABLE

Item 5.             Interlocking directorates and similar relationships with the obligor or underwriters.
                         NOT APPLICABLE

Item 6.             Voting securities of the trustee owned by the obligor or its officials.
                          NOT APPLICABLE

Item 7.             Voting securities of the trustee owned by underwriters or their officials.
                          NOT APPLICABLE

Item 8.             Securities of the obligor owned or held by the trustee.
                         NOT APPLICABLE

Item 9.             Securities of the underwriters owned or held by the trustee.
                         NOT APPLICABLE

Item 10.          Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
                          NOT APPLICABLE

Item 11.         Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
                         NOT APPLICABLE

Item 12.          Indebtedness of the Obligor to the Trustee.
                         NOT APPLICABLE

Item 13.          Defaults of the Obligor.
                          NOT APPLICABLE

Item 14.          Affiliations with the Underwriters.
                         NOT APPLICABLE

Item 15.          Foreign Trustee.
                          NOT APPLICABLE

Item 16.             List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.         Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.         Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.         Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with
            Registration Statement No. 333-74008).

4.         Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.         N/A

6.         Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.         Report of Condition of the Trustee as of
            3/31/06. See Attached

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 5th day of May, 2006.

UMB BANK, NATIONAL ASSOCIATION

BY: /s/ K. Scott Mathews
K. Scott Mathews, Vice President

Date: May 5, 2006

T-1 EXHIBIT 7

UMB Bank, National Association 1010 GRAND BOULEVARD KANSAS CITY , MO 64106 FDIC Certificate Number: 8273 Web Address: http://WWW.UMB.COM	FFIEC 041 Consolidated Report of Condition for March 31, 2006
Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC -- Balance Sheet

Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
a.	Noninterest-bearing balances and currency and coin[1]	RCON 0081	451,212
b.	Interest-bearing balances[2]	RCON 0071	1,734
2.	Securities:
a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCON 1754	50,730
b.	Available-for-sale securities (from Schedule RC-B, column D)	RCON 1773	1,978,745
3.	Federal funds sold and securities purchased under agreements to resell:
a.	Federal funds sold	RCON B987	367,923
b.	Securities purchased under agreements to resell[3]	RCON B989	428,811
4.	Loans and lease financing receivables (from Schedule RC-C):
a.	Loans and leases held for sale	RCON 5369	17,960
b.	Loans and leases, net of unearned income	RCON B528	2,854,053
c.	LESS: Allowance for loan and lease losses	RCON 3123	34,434
d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON B529	2,819,619
5.	Trading assets (from Schedule RC-D)	RCON 3545	62,736
6.	Premises and fixed assets (including capitalized leases)	RCON 2145	204,491
7.	Other real estate owned (from Schedule RC-M)	RCON 2150	40
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON 2130	0
9.	Not applicable
10.	Intangible assets:
a.	Goodwill	RCON 3163	32,586
b.	Other intangible assets (from Schedule RC-M)	RCON 0426	6,857
11.	Other assets (from Schedule RC-F)	RCON 2160	96,370
12.	Total assets (sum of items 1 through 11)	RCON 2170	6,519,814
LIABILITIES
13.	Deposits:
a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON 2200	4,978,879
(1)	Noninterest-bearing[4]	RCON 6631	1,457,761
(2)	Interest-bearing	RCON 6636	3,521,118
b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
a.	Federal funds purchased[5]	RCON B993	54,582
b.	Securities sold under agreements to repurchase[6]	RCON B995	893,776
15.	Trading liabilities (from Schedule RC-D)	RCON 3548	0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON 3190	10,073
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures[7]	RCON 3200	0
20.	Other liabilities (from Schedule RC-G)	RCON 2930	37,397
21.	Total liabilities (sum of items 13 through 20)	RCON 2948	5,974,707
22.	Minority interest in consolidated subsidiaries	RCON 3000	0
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	RCON 3838	0
24.	Common stock	RCON 3230	20,000
25.	Surplus (exclude all surplus related to preferred stock)	RCON 3839	175,892
26.	a. Retained earnings	RCON 3632	371,827
b.	Accumulated other comprehensive income[8]	RCON B530	-22,612
27.	Other equity capital components[9]	RCON A130	0
28.	Total equity capital (sum of items 23 through 27)	RCON 3210	545,107
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON 3300	6,519,814

Memorandum
To be reported with the March Report of Condition.
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

	RCON 6724	Number
2

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =

Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

		5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank's financial statements by external auditors
		7 =	Compilation of the bank's financial statements by external auditors
3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

___________________________
1	Includes cash items in process of collection and unposted debits.
2	Includes time certificates of deposit not held for trading.
3	Includes all securities resale agreements, regardless of maturity.
4	Includes total demand deposits and noninterest-bearing time and savings deposits.
5	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16,"Other borrowed money."
6	Includes all securities repurchase agreements, regardless of maturity.
7	Includes limited-life preferred stock and related surplus.
8	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
9	Includes treasury stock and unearned Employee Stock Ownership Plan shares.